                                                                       Exhibit e


                             DISTRIBUTION AGREEMENT

                                     between

                              THE TOCQUEVILLE TRUST

                                       and

                LEPERCQ, DE NEUFLIZE/TOCQUEVILLE SECURITIES, L.P.

                       (amended as of September 30, 2002)

               WHEREAS, The Tocqueville Trust, a Massachusetts business trust (the "Trust") (formerly known as The Tocqueville Fund) and Tocqueville Securities L.P. had originally entered into this Distribution Agreement (the "Agreement") on March 1, 1991; and

               WHEREAS, the parties desire to amend this Agreement in order to reflect the change in name of Tocqueville Securities L.P. to Lepercq, de Neuflize/Tocqueville Securities, L.P. (the "Distributor") and in order to make certain other revisions to the Agreement reflecting the current series of the Trust; and

               WHEREAS, the Board of Trustees of the Trust has approved the amendment of this Agreement.

                              W I T N E S S E T H:
                              - - - - - - - - - -


               In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

               First: The Trust hereby appoints the Distributor as its underwriter to promote the sale and to arrange for the sale of shares of beneficial interest of each series of the Trust as set forth in Exhibit A (each series is referred to as a "Portfolio") to the public through its sales representatives and to investment dealers. The Trust and the Distributor will cooperate with each other in taking such action as may be necessary to qualify shares of the Trust's shares of beneficial interest for sale under the securities laws of such states as the Trust and the Distributor may designate, provided, that the Distributor shall not be required to register as a broker-dealer or file a consent to service of process in any such state where it is not now so registered. In addition, the Distributor may receive payment for certain distribution expenses pursuant to a Rule 12b-l distribution plan.

               The Trust agrees to sell and deliver its shares, upon the terms hereinafter set forth, as long as it has unissued and/or treasury shares available for sale.

               Second: The Trust hereby authorizes the Distributor, subject to law and the Declaration of Trust of the Trust, to accept, for the account of the Trust, orders for the purchase of its shares, satisfactory to the Distributor, as of the time of receipt of such orders by the dealer or as otherwise described in the then current Prospectus of the Trust.

               Third: The Trust will determine the net asset value of the shares of each Portfolio once daily as of the close of trading on The New York Stock Exchange on each day that the Exchange is open for business. It is expected that the Exchange will be closed on Saturdays and Sundays and on New Year's Day, Dr. Martin Luther King, Jr.

Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. The net asset value is determined by dividing the market value of a Portfolio's investments as of the close of trading plus any cash or other assets (including dividends receivable and accrued interest) less all liabilities (including accrued expenses) by the number of shares outstanding in such Portfolio. Securities traded on the New York Stock Exchange or the American Stock Exchange will be valued at the last sale price or, if no sale, at the mean between the latest bid and asked price. Securities traded in any other U.S. or foreign market shall be valued in a manner as similar as possible to the above or, if not so traded, on the basis of the latest available price. Securities sold short against the box will be valued at market as determined above; however, in instances where the Trust has sold securities short against a long position in the issuer's convertible securities, for the purpose of valuation, the securities in the short position will be valued at the "asked" price rather than the mean of the last "bid" and "asked" prices. Gold bullion investments will be valued at their respective fair market values determined on the basis of the mean between the last current bid and asked prices based on dealer or exchange quotations. Where there are no readily available quotations for securities they will be valued at fair market value as determined by the Board of Trustees of the Trust acting in good faith.

               Fourth: The Distributor agrees to devote reasonable time and effort to enlist investment dealers and otherwise promote the sale and distribution and act as Distributor for the sale and distribution of the shares of the Trust as such arrangements may profitably be made; but so long as it does so, nothing herein contained shall prevent the Distributor from entering into similar arrangements with other funds and to engage in other activities. The Trust reserves the right to issue shares in connection with any merger or consolidation of the Trust with any other investment company or any personal holding company or in connection with offers of exchange exempted from Section 22(a) of the Investment Company Act of 1940 (the "1940 Act").

               Fifth: Upon receipt by the Trust at its principal place of business of a written order from the Distributor, together with delivery instructions, the Trust shall, as promptly as practicable, cause certificates for the shares called for in such order to be delivered or credited in such amounts and in such names as shall be specified by the Distributor, against payment therefor in such manner as may be acceptable to the Trust.

               Sixth: All sales literature and advertisements used by the Distributor in connection with sales of the shares of the Trust shall be subject to the approval of the Trust. The Trust authorizes the Distributor in connection with the sale or arranging for the sale of its shares to give only such information and to make only such statement or representations as are contained in the current Prospectus and Statement of Additional Information or in sales literature or advertisements approved by the Trust or in such financial statements and reports as are furnished to the Distributor pursuant to this Agreement. The Trust shall not be responsible in any way for any information, statements or representations given or made by the Distributor or its representatives or agents other than such information, statements and representations contained in the then current Prospectus and Statement of Additional Information.

               Seventh: The Distributor as agent of the Trust is authorized, subject to the direction of the Trust, to accept shares of the Portfolios for redemption at their net asset value, determined as prescribed in the then current Prospectus of the Trust.

               Eighth : The Trust shall bear:

               (A) the expenses of qualification of the shares for sale in connection with such public offerings in such states as shall be selected by the Distributor and of continuing the qualification therein until the Distributor notifies the Trust that it does not wish such qualification continued; and

               (B) all legal expenses in connection with the foregoing.

               Ninth: The Distributor shall bear:

               (A) the expenses of printing and distributing prospectuses and statements of additional information (other than those prospectuses and statements of additional information required by applicable laws and regulations to be distributed to the shareholders by the Trust and pursuant to any Rule 12b-1 distribution plan), and any other promotional or sales literature which are used by the Distributor or furnished by the Distributor to purchasers or dealers in connection with the Distributor's activities pursuant to this Agreement; and

               (B) expenses of any advertising used by the Distributor in connection with such public offering.

               Tenth: The Distributor will accept orders for shares of the Portfolios only to the extent of purchase orders actually received and not in excess of such orders, and it will not avail itself of any opportunity of making a profit by expediting or withholding orders.

               Eleventh: The Trust shall keep the Distributor fully informed with regard to its affairs, shall furnish the Distributor with a certified copy of all financial statements, and a signed copy of each report, prepared by independent public accountants, and with such reasonable number of printed copies of each quarterly, semi-annual and annual report of the Trust as the Distributor may request, and shall cooperate fully in the efforts of the Distributor to sell and arrange for the sale of its shares and in the performance by the Distributor of all its duties under this Agreement.

               Twelfth: The Trust agrees to register, from time to time as necessary, additional shares with the Securities and Exchange Commission, State and other regulatory bodies and to pay the related filing fees therefor and to file such amendments, reports and other documents as may be necessary in order that there may be no untrue statement of a material fact in the Registration Statement, Prospectus or necessary in order that there may be no omission to state a material fact therein necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As used in this Agreement, the term "Registration Statement" shall mean from time to time the Registration Statement most recently filed by the Trust with the Securities and Exchange Commission and effective under the Securities Act of 1933 (the "1933 Act"), as amended, as such Registration Statement is amended at such time, and the term "Prospectus" shall mean for the purposes of this Agreement from time to time the form of Prospectus and Statement of Additional Information authorized by the Trust for use by the Underwriter and by dealers.

               Thirteenth:

               (A) The Trust and the Distributor shall each comply with all applicable provisions of the 1940 Act, the 1933 Act, and of all other federal and state laws, rules and regulations governing the issuance and sale of shares of the Trust.

               (B) In absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Distributor, the Trust agrees to indemnify the Distributor against any and all claims, demands, liabilities and expenses which the Distributor may incur under the 1933 Act, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement, statement of additional information or prospectus of the Trust, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon, and in conformity with information furnished to the Trust in connection therewith by or on behalf of the Distributor. The Distributor agrees to indemnify the Trust against any and all claims, demands, liabilities and expenses which the Trust may incur arising out of or based upon any act or deed of sales representatives of the Distributor which is outside the scope of their authority.

               (C) The Distributor agrees to indemnify the Trust against any and all claims, demands, liabilities and expenses which the Trust may incur under the 1933 Act, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement, or Prospectus of the Trust, or any omission to state a material fact therein if such statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust in connection therewith by or on behalf of the Distributor.

               Fourteenth: Nothing herein contained shall require the Trust to take any action contrary to any provision of its trust agreement or to any applicable statute or regulation.

               Fifteenth: This Agreement has been approved by the Trustees of the Trust and shall remain in effect until September 30, 2003, and shall continue in force and effect for successive annual periods thereafter, provided that such continuance is specifically approved at least annually (a) (i) by the Board of Trustees of the Trust, or (ii) by vote of a majority of the Trust's outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act), and (b) by vote of a majority of the Trust's Trustees who are not interested persons (as defined in Section 2(a)(19) of the 1940 Act) of the Trust or the Distributor by votes cast in person at a meeting called for such purpose.

               Sixteenth: A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Trust.

               Seventeenth:

               (A) This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Trust, or by the Distributor, on sixty (60) days written notice to the other party.

               (B) This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the 1940 Act.

               Eighteenth: Any notice under this Agreement shall be in writing, addressed and delivered, or mailed, postage paid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Trust shall be 1675 Broadway, New York, New York 10019, and the address of the Distributor shall be 1675 Broadway, New York, New York 10019.

               IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate on September 30, 2002.

ATTEST:                         THE TOCQUEVILLE TRUST


                                By: /s/ Robert W. Kleinschmidt
----------------------              ---------------------------
                                    Name: Robert W. Kleinschmidt
                                    Title: President

ATTEST:                         LEPERCQ, DE NEUFLIZE/ TOCQUEVILLE
                                SECURITIES, L.P.

                                By: /s/ Roger Cotta
----------------------              ---------------------------
                                    Name: Roger Cotta
                                    Title: Chief Executive Officer and Secretary

EXHIBIT A

        The Tocqueville Fund
        The Tocqueville International Value Fund
        The Tocqueville Small Cap Value Fund
        The Tocqueville Gold Fund